Exhibit 99

FOR IMMEDIATE RELEASE                                                                                                  April 5, 2016

Contact:   Nelli Madden
     732-577-9996

UMH Properties, Inc. Closes Public Offering of
8.0% Series B Cumulative Redeemable Preferred Stock

FREEHOLD, N.J.  – April 5, 2016 – UMH Properties, Inc. (NYSE: UMH) (the "Company") today announced the closing of its sale of 2,000,000 shares of its 8.0% Series B Cumulative Redeemable Preferred Stock (the "Series B Preferred Stock") in a registered direct placement at a purchase price of $25.50 per share.  The shares of Series B Preferred Stock sold by the Company form a single series with, have the same terms as, and will vote as a single class with, the 1,801,200 outstanding shares of Series B Preferred Stock issued in October 2015 and rank on a parity with the Company's outstanding 8.25% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock"), of which 3,663,800 shares are currently outstanding.  After giving effect to the offering, the Company now has a total of 3,801,200 shares of Series B Preferred Stock outstanding. The shares of Series B Preferred Stock are listed on The New York Stock Exchange under the symbol "UMH PRB."  The Series B Preferred Stock has a $25.00 liquidation value per share.

The Company received net proceeds from the offering after expenses of approximately $49.1 million and intends to use the net proceeds for general corporate purposes, which may include purchase of manufactured homes for sale or lease to customers, expansion of its existing communities, potential acquisitions of additional properties, and possible repayment of indebtedness on a short-term basis.

CSCA Capital Advisors LLC acted as lead placement agent for the transaction.  Weeden & Co. LLP acted as settlement agent for the transaction.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates ninety-eight manufactured home communities containing approximately 17,800 developed home sites.  These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, and Michigan.  In addition, the Company owns a portfolio of REIT securities.

The Series B Preferred Stock was issued pursuant to a prospectus supplement and accompanying prospectus under an effective shelf registration statement filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale or offer to buy these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offer of the securities will be made only by means of a prospectus, forming part of the effective registration statement, the applicable preliminary prospectus supplement and other related documents. Copies of the prospectus supplement and accompanying prospectus can be obtained by contacting: CSCA Capital Advisors LLC, 800 Third Avenue, New York, New York 10022, by phone at 212-446-9177, or by fax at 212-446-9181. You may also obtain a copy of the prospectus and the prospectus supplement and other documents the Company has filed with the Securities and Exchange Commission for free by visiting the Commission's web site at http://www.sec.gov.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved.  These risks include, among others, changes in the general economic climate, increased competition in the geographic areas in which the Company operates, changes in government laws and regulations and the ability of the Company to continue to identify, negotiate and acquire properties on terms favorable to the Company.  Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's SEC filings, including, but not limited to, Item 1A. Risk Factors of the Company's Annual Report on Form 10-K for the year ended December 31, 2015. Copies of each filing may be obtained from the Company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the Company's current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. Except as otherwise required by applicable securities law, the Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

SOURCE UMH Properties, Inc.